Exhibit 10.3

Amendment No. 1 to Service Agreement

Dated as of 17 September 2025

This Amendment No. 1 to Service Agreement (this “Amendment”) is made and entered into as of the date first set forth above (the “Amendment Date”), by and between HeartCore Enterprises, Inc., a Delaware corporation (the “PMO”) and Koei Japan Co., Ltd. (formerly Koei Shoji Co., Ltd.), a Japanese corporation (the “Company”). Each of the Company and PMO may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties are parties to that certain Service Agreement, dated as of 11 April 2024 (the “Original Agreement”); and

WHEREAS, the Parties now desire to amend the Original Agreement, and pursuant to the provisions of Section 11(f) of the Original Agreement the Parties may amend the Original Agreement in writing;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Definitions. Capital terms used herein without definition shall have the meanings given in the Original Agreement.

Section 2. Amendment. Pursuant to the provisions of Section 11(f) of the Original Agreement, the Parties agree, and the Original Agreement is hereby amended, as follows:

(a)	The Parties acknowledge and agree that the Original Agreement contemplated the issuance by Koei Group Co., Ltd. (parent company of Koei Japan Co., Ltd.) to PMO of the Warrant, pursuant to Section 5(a)(ii) of the Original Agreement, but that the Warrant was not issued, and in lieu thereof Koei Group Co., Ltd. and PMO have entered into the First Series Stock Acquisition Rights Allotment Agreement as attached hereto as Exhibit A (the “SAR”).

(b)	The Original Agreement is hereby amended such that the SAR replaces the Warrant for all purposes of the Original Agreement, and Appendix 3 of the Original Agreement is hereby amended by replacing the Warrant as attached to the Original Agreement with the SAR as attached hereto.

Section 3. Remainder in Force. Other than as amended herein, the Original Agreement shall remain in full force and effect. Following the full execution of this Amendment, any references in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment and the Original Agreement and this Amendment shall be interpreted and enforced as one combined agreement.

Section 4. Miscellaneous.

(a)	Headings. The article and section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Amendment.

(b)	Governing Law. This Amendment, and all matters based upon, arising out of or relating in any way hereto, as well as the interpretation, construction, performance and enforcement of this Amendment, shall be governed by the laws of the Japan, without regard to any jurisdiction’s conflict-of-laws principles.

(c)	Execution in Counterparts, Electronic Transmission. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Amendment Date.

HeartCore Enterprises, Inc.

By:	/s/ Sumitaka Kanno
Name:	Sumitaka Kanno
Title:	Chief Executive Officer

Koei Japan Co., Ltd.

By:	/s/ Mamoru Iwamoto
Name:	Mamoru Iwamoto
Title:	Chief Executive Officer

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Exhibit A

First Series Stock Acquisition Rights Allotment Agreement

(Attached)

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